UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 9, 2016 (the “Closing Date”), Towerstream Corporation, a Delaware corporation (the “Company”) completed a sale and transfer of certain assets pursuant to an Asset Purchase Agreement (the “APA”) by and among the Company, its wholly-owned subsidiary, Towerstream I, Inc. (“TII”), and Time Warner Cable Enterprises, LLC (“Time Warner”, and collectively with TII and the Company, the “Parties”).

The APA provided for the assumption by Time Warner of certain rooftop leases and related agreements located in New York (the “Leases”), the right to operate the WiFi access point equipment and associated controller software and backend infrastructure associated with such Leases (the “Equipment”), all right, title and interest in the Equipment and all manufacturers’ warranties on the Equipment and other assets as more fully described in the Asset Purchase Agreement (collectively, the “Assets”). The Parties also entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) and a Bill of Sale (the “Bill of Sale”). Certain Leases may be retained subject to any required consents being obtained following the Closing Date (the “Required Consents”).

Time Warner entered into a Backhaul Services Agreement (the “Backhaul Agreement”) with the Company and TII, pursuant to which TII and the Company will provide Internet bandwidth to Time Warmer at the locations governed by the Leases. TII will retain ownership of all equipment associated with the provision of these services (the “Towerstream Equipment”), and such Towerstream Equipment is expressly excluded from the Equipment assigned under the APA. The Backhaul Agreement has an initial term of three years and is subject to renewal for two successive one-year periods. Time Warner may terminate the Backhaul Agreement, with respect to any or all Lease locations, upon 60 days’ written notice to the Company or on such other conditions as are more fully described in the Backhaul Agreement. In addition, Time Warner will reimburse the Company and TII for currently outstanding amounts paid by the Company or TII as security deposits under the Leases. The Company shall pay rent amounts due under the Leases for a period of three months after the Closing Date (the “Subsequent Rent Amounts”). Time Warner shall reimburse the Company for the Subsequent Rent Amounts on a staggered basis consistent with the Company’s and TII’s receipt of Required Consents, as more fully described in the APA.

The Company and TII will retain all liabilities related to the Assets or otherwise, except for the Assumed Liabilities, as such term is defined in the APA. The Assumed Liabilities include all Liabilities of Company and TII under the Leases that arise out of or relate to the period after the Closing Date.

The Company and TII each made certain customary representations and warranties and agreed to certain covenants related to the Assets and the business of each of the Company and TII. These representations, warranties and covenants shall survive for one year following the Closing Date, with certain exceptions.

The Company and TII have each assumed indemnification obligations that are more fully described in the APA. An indemnifying party will not be liable for indemnification under the APA unless and until the aggregate amount of Losses (as defined in the APA) exceeds $50,000. With certain exceptions, an indemnifying party will not be liable for damages in excess of $500,000.

As a closing condition to the APA, the Company’s wholly owned subsidiary Hetnets Tower Corporation, a Delaware corporation (“Hetnets”) and Time Warner executed that certain Mutual Termination Agreement (the “Mutual Termination Agreement”) in order to terminate that certain WiFi Services Agreement (the “WiFi Agreement”) by and between Time Warner and Hetnets dated June 14, 2013. The terms of the WiFi Agreement were previously disclosed by the Company in its Current Report on Form 8-K filed on June 28, 2013 (the “WiFi Report”).

The Company also amended the terms of its agreements with Melody Business Finance, LLC (“Melody”), whose consent was required in connection with the APA, through a Consent and Release (the “Consent and Release”).

The Company also amended certain warrants issued to Melody to purchase up to 3.6 million of the Company’s common stock (the “Warrants”) to allow for exercise on a cashless basis at any time, effective as of the Closing Date, and to make certain other changes to the related Registration Rights Agreement with Melody, as more fully described in that certain Amendment No. 1 to Warrant and Registration Rights Agreement (the “Melody Amendment”).

The foregoing descriptions of the terms of the APA, the Assignment Agreement, the Bill of Sale, the Backhaul Agreement, the Mutual Termination Agreement, the Consent and Release and the Melody Amendment (together, the “Agreements”) do not purport to be complete and are subject to, and qualified in its entirety by reference to, the Agreements, which are filed as exhibits herewith and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

Pro Forma financial information regarding the transaction described above in Item 2.01 of this report is furnished as Exhibit 99.1 to this report.

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated March 9, 2016, by and among Towerstream Corporation, Towerstream I, Inc. and Time Warner Cable Enterprises, LLC
10.2	Assignment Agreement dated March 9, 2016, by and among Towerstream Corporation, Towerstream I, Inc. and Time Warner Cable Enterprises, LLC
10.3	Bill of Sale dated March 9, 2016, by and among Towerstream Corporation, Towerstream I, Inc. and Time Warner Cable Enterprises, LLC
10.4	Backhaul Agreement dated March 1, 2016, dated March 9, 2016, by and among Towerstream Corporation, Towerstream I, Inc. and Time Warner Cable Enterprises, LLC (1)
10.5	Termination Agreement
10.6

Consent and Release dated March 9, 2016, by and among Towerstream Corporation, Towerstream I, Inc., Hetnets Tower Corporation, Alpha Communications Corp., Omega Communications Corp., Towerstream Houston, Inc., and Melody Business Finance, LLC

10.7	Amendment No. 1 to Warrant and Registration Rights Agreement dated March 9, 2016, by and between Towerstream Corporation and Melody Business Finance, LLC
99.1	Unaudited Pro Forma Condensed Financial Information

(1)

A redacted version of this Exhibit is filed herewith.  An un-redacted version of this Exhibit has been separately filed with the Commission pursuant to an application for confidential treatment.  The confidential portions of the Exhibit have been omitted and are marked as such.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: March 15, 2016	By:	/s/ Arthur Giftakis

Chief Operating Officer